Ex. 10.5

January 28, 2016

Haris,

I just wanted to confirm, as discussed, Amaanco has terminated its consulting agreement with Viaspace under clause 3 of the consulting agreement as of January 24, 2016.

With the termination of the consulting agreement between Amaanco and Viaspace, Amaanco no longer holds a seat on Viaspace’s board. Therefore, as Amaanco’s appointee, I have also tendered my resignation from the board effective January 24th, 2016.

Regards,

Khurram Irshad
Amaanco
11 & 12 Shaheen Towers
Sahara-e-Faisal
Karachi 75400
Pakistan